Exhibit 99.1

National Bank Holdings Corporation Announces Third Quarter 2012 Financial Results

Greenwood Village, Colorado—(BusinessWire) – National Bank Holdings Corporation (NYSE: NBHC) reported a net loss of $7.9 million, or $0.15 per diluted share for the third quarter of 2012. Excluding $10.8 million of after tax costs related to the successful initial public offering (IPO), net income for the third quarter of 2012 was $2.9 million, or $0.06 per diluted share, compared to second quarter 2012 net income of $2.7 million, or $0.05 per share. Tangible book value per share grew in the third quarter of 2012 to $19.30 as compared to $19.29 at June 30, 2012.

“During the third quarter we were pleased to have achieved a key corporate milestone with the successful completion of our IPO by listing on the New York Stock Exchange,” said President and Chief Executive Officer Tim Laney. “I am pleased to report that we increased our loan production for the seventh consecutive quarter, grew our strategic loan balances, grew our non-interest bearing demand deposit balances and banking fee revenues while maintaining our focus on maximizing the returns on the acquired problem loans portfolio and managing expenses.”

Third Quarter 2012 Highlights

•	Grew organic loan production for the seventh consecutive quarter, resulting in growth in our strategic loan portfolio.

•	Grew average non-interest bearing demand deposit balances 8.5% annualized, leading to growth in average transaction balances.

•	Lowered the cost of deposits by 10 basis points.

•	Added $14.8 million to accretable yield for the acquired loans accounted for under ASC 310-30 and took $3.7 million in impairments.

•	Tangible book value per share of $19.30 before consideration of the excess accretable yield value of $0.56 per share.

•	Non-performing loans improved to 1.94% of total loans at September 30, 2012 from 2.49% at June 30, 2012.

•	Approximately $375 million in excess strategic capital (above 10% Tier 1 Leverage), which positions us for future growth opportunities.

•	Completed the integration of our acquisitions to a single operating platform.

Third Quarter 2012 Results

(All comparisons refer to the second quarter of 2012, except as noted)

Net Interest Income

Net interest income for the third quarter of 2012 totaled $49.5 million, decreasing $2.4 million or 4.7% from the prior quarter. The decrease was primarily driven by a 3.8% reduction in average earning assets as we successfully exited non-strategic loans and slightly reduced the investment portfolio. In addition, the third quarter net interest margin equaled 3.92% representing a narrowing of 8 basis points from the prior quarter as the continued low interest rate environment provided lower reinvestment yields for the investment portfolio coupled with lower prepayments on acquired non 310-30 loans, thereby decreasing the accelerated recognition of acquisition discounts. The cost of interest bearing liabilities continued its downward trend, declining 10 basis points from the second quarter of 2012.

Loans

Strategic loans grew $39.5 million or 15.0% annualized over the prior quarter to $1.1 billion at September 30, 2012. We increased production across all loan categories and continue to realize success in our residential mortgage promotions as well as the generation of new commercial client relationships. The credit quality of the strategic portfolio continues to be strong with only 0.4% in non-performing loans. Strategic loans include all originated loans in addition to those acquired loans inside our operating markets that meet our credit risk profile. Criteria utilized in the designation of an acquired loan as “strategic” include (a) geography, (b) total relationship with borrower and (c) credit metrics commensurate with our current underwriting standards.

“We continue to build on our focus of strategic loan growth and we now have seven consecutive quarters of increasing loan originations. Our bankers are expanding on existing relationships and cultivating new banking relationships,” said Mr. Laney. “During the third quarter, we increased our originations to $128 million and made progress towards achieving the loan generation potential of our franchise.”

Total loans ended the third quarter, 2012 at $1.9 billion representing a decrease from the prior quarter of $46.3 million or 9.3% annualized. The decrease reflects our strategy of exiting the non-strategic loan portfolio as adversely rated and other non-strategic relationships paid off or paid down. The non-strategic loans totaled $851.5 million at September 30, 2012 and decreased $85.8 million or 36.3% annualized from June 30, 2012.

Deposits

Average transaction deposits (defined as total deposits less time deposits) totaled $2.3 billion and grew 0.7% annualized over the prior quarter. We executed our strategy of building client relationships resulting in average non-interest bearing demand deposits growing 8.5% annualized. Average time deposits totaled $2.1 billion in the third quarter and decreased $235 million as we continued our strategy of only retaining those acquired high rate time deposit clients that were interested in market rate time deposits and developing a banking relationship. At September 30, 2012 the mix of transaction deposits to total deposits improved to 55% from 52% at the end of the prior quarter. We decreased our cost of deposits to 0.59% in the third quarter representing an improvement of 10 basis points from the prior quarter. At September 30, 2012, client deposits and treasury management products (repurchase agreements) comprised 97.8% of total liabilities.

Non-Interest Income

Banking related non-interest income (excludes FDIC related income) totaled $9.4 million for the third quarter, 2012 and increased $0.8 million over the prior quarter. The increase was driven by higher service charges and bank card fees and higher recoveries on loans fully charged off prior to acquisition. Other FDIC loss sharing income totaled $1.5 million in the third quarter and declined $2.6 million versus the prior quarter due to an increase in amounts owed to the FDIC related to gains on the sale of other real estate covered under loss sharing agreements and higher FDIC clawback liability given the favorable actual and anticipated loss experience with the covered assets.

Asset Quality and Provision for Loan Losses

“Our balance sheet continues to have one of the lowest risk profiles in the industry” stated Chief Financial Officer Brian Lilly. “Our risk weighted assets to total assets ratio of 34% is among the lowest in the industry, and our loan portfolio has several risk mitigants including: 80% of our loan portfolio carries acquisition discounts, 37% have the added protection of FDIC loss share and 50% are accounted for in acquired loan pools which requires a quarterly valuation update.”

Loans accounted for under ASC 310-30 (acquired loan pools) totaled $971.0 million at September 30, 2012. We completed our quarterly fair value re-measurement on the acquired loan pools and transferred $14.8 million from non-accretable to accretable yield while recording $3.7 million of impairment through the provision for credit losses thereby increasing the economic value of the acquired loan pools by an additional $11.1 million for the third quarter and $61.7 million on a life-to-date basis at September 30, 2012. The increase in accretable yield will be recognized over the remaining life of these loan pools with the quarter recognizing just $0.8 million of the third quarter increase in accretable yield.

The non 310-30 loans totaled $967 million at September 30, 2012. These loans are primarily comprised of acquired loans not accounted for under the ASC 310-30 acquired loan pool accounting in addition to originated loans. Non-performing loans to non 310-30 loans was 3.9% at quarter end representing an improvement from 5.4% at the end of the prior quarter. Non-accrual loans were relatively stable at 2.3% of non 310-30 loans at September 30, 2012 versus 2.2% at the end of the prior quarter. Accruing troubled debt restructurings improved to 1.6% of ending third quarter non 310-30 loans versus 3.2% as of June 30, 2012. The improvement in the accruing troubled debt restructurings is primarily attributed to payoffs of two large commercial real estate loans. Net annualized charge-offs for the non 310-30 loans were 51 basis points for the third quarter 2012. The allowance for loan losses attributed to the non 310-30 loans was 1.07% as of September 30, 2012 as the provision for loan losses of $1.6 million covered net charge-offs and provided for new loan growth.

Non-Interest Expense

Non-interest expense totaled $60.0 million during the third quarter of 2012, an increase of $14.7 million from the previous quarter. The increase in non-interest expense during the quarter was due to $12.5 million related to the September IPO and $3.4 million higher OREO costs. IPO-related expenses included $7.6 million related to underwriting fees, legal, printing and accounting costs plus $4.9 million in stock-based compensation expense related to the IPO. The Company recorded the $4.9 million of stock-based compensation expense related to grants that had vesting requirements tied to the IPO which is reflected in the salaries and employee benefits expense line item. Under applicable accounting guidance, we previously deferred this expense recognition until the vesting criteria was met. The linked quarter increase in OREO costs was primarily driven by a large recovery received in the second quarter of 2012 of a previously charged off commercial real estate credit. The OREO and problem loan expense will fluctuate quarterly as we work to resolve the acquired problem asset portfolio.

Capital

Total shareholders’ equity increased slightly during the quarter to $1.1 billion at September 30, 2012. The Company’s capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. Tangible book value per share increased to $19.30 at September 30, 2012 from $19.29 at June 30, 2012. The tangible common equity to tangible assets ratio ended September 30, 2012 at 18.54% representing an increase of 87 basis points from the prior quarter. This increase was driven by lower total assets at September 30, 2012.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the September 30, 2012 accretable yield balance on the ASC 310-30 loans of $148.9 million would add $1.73 after-tax to the tangible book value per share. A more conservative methodology that management uses values the excess yield, and then considers the timing of the accreted interest income recognition over time. Under this more conservative methodology, the accretable yield on ASC 310-30 loans plus the accretable yield on the FDIC indemnification asset, net, in excess of a 4.5% yield (an approximate yield on new loan originations), and discounted at 5%, would add $0.56 after-tax to our tangible book value per share as of September 30, 2012.

Conference Call

Management will host a conference call to review the results at 8:00 a.m. Eastern Time on Friday, November 2, 2012. Interested parties may listen to this call by dialing (877) 272-6762 (United States)/ (615) 800-6832 (International) using the Conference ID of 58781861 and ask for the National Bank Holding Corporation Third Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately two hours after the call’s completion through November 16, 2012, by dialing (855) 859-2056 (United States)/ (404) 537-3406 (International) using the Conference ID of 58781861. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “tangible book value,” “tangible book value per share,” “pre-tax pre-provision net revenue to risk weighted assets,” “adjusted net revenue,” “adjusted non-interest expense,” and “tangible common equity,” are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States, or “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our non-GAAP financial measures have a number of limitations relative to GAAP financial measures. First, certain non-GAAP financial measures exclude provisions for loan losses and income taxes, and both of these expenses significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality customer service and committed to shareholder results. National Bank Holdings Corporation currently operates a network of 101 full-service banking centers, with the majority of those banking centers located in Colorado and the greater Kansas City region. Through the Company’s subsidiary, NBH Bank, N.A. it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and California and Hillcrest Bank in Texas.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “will,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “targets” or “anticipates” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the factors more fully described under the caption “Risk Factors” in the prospectus filed by us with the Securities and Exchange Commission and: (1) changes in business and economic conditions generally and in the financial services industry; (2) changes in the laws, regulations and the regulatory environment; (3) the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions of banking franchises on attractive terms, or at all; (4) the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; (5) a weakening of the economy which could materially impact credit quality trends and local real estate values; and (6) increased competition in the financial services industry, nationally, regionally or locally. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s estimates, expectations or beliefs as of such time. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see the Company’s filings with the Securities and Exchange Commission.

Contacts:

Analysts/Investors: Brian Lilly, Chief Financial Officer, (720) 529-3315, blilly@nationalbankholdings.com

Media: Kris Mapes, Executive Assistant, (720) 529-3372, email kmapes@nationalbankholdings.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

(in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Total interest and dividend income	56,042	59,845	50,567	178,777	136,220
Total interest expense	6,546	7,932	9,814	24,110	30,748

Net interest income before provision for loan losses	49,496	51,913	40,753	154,667	105,472

Provision for loan losses on 310-30 loans	3,663	10,456	—	17,398	3,238
Provision for loan losses on non-310-30 loans	1,600	1,770	3,760	7,927	13,208

Net interest income after provision for loan losses	44,233	39,687	36,993	129,342	89,026

Non-interest income:
FDIC indemnification asset accretion	(2,832)	(2,646)	(5,976)	(9,165)	(2,237)
Other FDIC loss sharing income	1,503	4,076	(250)	9,278	2,410
Service charges	4,466	4,328	4,717	13,170	12,180
Bank card fees	2,484	2,383	1,856	7,168	5,396
Bargain purchase gain	—	—	60,520	—	60,520
Gain on sales of mortgages, net	283	294	356	886	817
Gain (loss) on sale of securities, net	—	—	(813)	674	(621)
Gain on recoveries of previously charged-off acquired loans	837	257	3,423	2,627	3,470
Other non-interest income	1,322	1,357	233	3,744	2,224

Total non-interest income	8,063	10,049	64,066	28,382	84,159

Non-interest expense:
Salaries and employee benefits	27,182	22,631	22,098	72,226	52,115
Occupancy and equipment	5,570	4,738	4,392	14,845	9,652
Professional fees	2,669	3,272	3,101	8,612	7,372
Other real estate owned expenses	3,468	63	1,013	12,152	5,466
Problem loan expenses	2,267	2,726	341	6,704	2,366
Intangible asset amortization	1,353	1,331	1,122	4,020	3,079
Initial public offering related expenses	7,566	87	600	7,974	600
Acquisition related costs	—	15	3,819	870	4,293
Other non-interest expense	9,882	10,438	10,173	30,828	24,864

Total non-interest expense	59,957	45,301	46,659	158,231	109,807

Income (loss) before income taxes	(7,661)	4,435	54,400	(507)	63,378
Income tax expense	230	1,733	20,648	3,039	23,868

Net income	$(7,891)	$2,702	$33,752	$(3,546)	$39,510

(Loss) income per share—basic	$(0.15)	$0.05	$0.65	$(0.07)	$0.76
(Loss) income per share—diluted	$(0.15)	$0.05	$0.65	$(0.07)	$0.76

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Condition

(Dollars in thousands)

	September 30, 2012	June 30, 2012	September 30, 2011	December 31, 2011
ASSETS
Cash and due from banks	$65,452	$74,671	$62,018	$93,862
Due from Federal Reserve Bank of Kansas City	496,893	519,625	1,056,623	1,421,734
Federal funds sold and interest bearing bank deposits	102,354	110,290	288,026	112,541

Cash and cash equivalents	664,699	704,586	1,406,667	1,628,137

Investment securities available-for-sale	1,739,632	1,803,843	2,011,539	1,862,699
Investment securities held-to-maturity	643,661	707,110	—	6,801
Non-marketable securities	33,046	33,076	20,267	29,117

Loans receivable, net—covered	711,029	767,683	538,144	952,715
Loans receivable, net—non-covered	1,226,770	1,216,391	1,057,001	1,321,336

Total loans, net	1,937,799	1,984,074	1,595,145	2,274,051
Allowance for loan losses	(17,496)	(17,294)	(7,703)	(11,527)

Loans, net	1,920,303	1,966,780	1,587,442	2,262,524
Federal Deposit Insurance Corporation (“FDIC”) indemnification asset, net	113,195	148,527	73,381	223,402
Other real estate owned	129,345	137,712	94,904	120,636
Premises and equipment, net	118,385	116,908	53,426	87,315
Goodwill	59,630	59,630	52,442	59,630
Intangible assets, net	28,901	30,255	29,385	32,923
Other assets	72,029	80,648	25,400	38,842

Total assets	$5,522,826	$5,789,075	$5,354,853	$6,352,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest bearing demand deposits	$648,808	$633,936	$459,994	$678,735
Interest bearing demand deposits	484,760	527,363	450,239	537,160
Savings and money market	1,202,938	1,181,749	865,448	1,062,562

Total transaction deposits	2,336,506	2,343,048	1,775,681	2,278,457
Time deposits	1,945,218	2,186,501	2,345,332	2,784,596

Total deposits	4,281,724	4,529,549	4,121,013	5,063,053

Securities sold under agreements to repurchase	46,192	57,508	43,197	47,597
Other liabilities	99,075	105,277	96,085	152,647

Total liabilities	4,426,991	4,692,334	4,260,295	5,263,297

Stockholders’ equity:
Common Stock, par value $0.01 per share: 400,000,000 shares authorized and 52,191,239 and 52,157,697 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	522	522	520	522
Additional paid in capital	1,005,627	998,963	997,109	994,705
Retained earnings	42,934	50,825	44,027	46,480
Accumulated other comprehensive income, net of tax	46,752	46,431	52,902	47,022

Total stockholders’ equity	1,095,835	1,096,741	1,094,558	1,088,729

Total liabilities and stockholders’ equity	$5,522,826	$5,789,075	$5,354,853	$6,352,026

COMMON STOCK DATA
Average basic shares outstanding	52,191,239	52,191,239	51,936,280	51,978,744
Average diluted shares outstanding	52,191,239	52,319,170	52,242,834	52,104,021
Ending shares outstanding	52,191,239	52,191,239	51,936,280	52,157,697
Common book value per share	$21.00	$21.01	$21.08	$20.87
Tangible common book value per share	$19.30	$19.29	$19.50	$19.10

CAPITAL RATIOS
Book equity to assets	19.84%	18.95%	20.44%	17.14%
Tangible common equity to tangible assets	18.54%	17.67%	19.21%	15.91%
Leverage ratio	17.71%	17.02%	18.30%	15.10%

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio Update

Strategic/Non-Strategic Period-End Loan Balances:

	September 30, 2012			June 30, 2012
	Strategic	Non-strategic	Total	Strategic	Non-strategic	Total
Commercial	$143,255	$122,972	$266,227	$146,082	$137,682	$283,764
Commercial real estate	287,583	625,041	912,624	289,227	676,689	965,916
Agriculture	145,295	15,961	161,256	129,827	17,216	147,043
Residential real estate	463,034	77,953	540,987	433,670	91,869	525,539
Consumer	47,114	9,591	56,705	47,939	13,873	61,812

Total	$1,086,281	$851,518	$1,937,799	$1,046,745	$937,329	$1,984,074

Originations:

	Commercial	Commercial real estate	Agriculture	Residential real estate	Consumer	Total
First quarter 2011	$1,128	$5,194	$3,101	$14,170	$1,223	$24,816
Second quarter 2011	1,390	2,081	2,476	16,707	2,207	24,861
Third quarter 2011	14,226	818	651	16,908	2,772	35,375
Fourth quarter 2011	9,955	4,062	1,575	35,745	3,083	54,420
First quarter 2012	20,102	18,546	7,570	33,016	3,155	82,389
Second quarter 2012	10,799	6,816	22,444	40,123	4,057	84,239
Third quarter 2012	25,640	11,135	24,328	60,320	6,505	127,928

Loss-Share Coverage and Accounting Treatment Period End Loan Balances:

	September 30, 2012
	Total covered loans			Total non-covered loans
	310-30	Non-310-30	Total covered	310-30	Non-310-30	Total non-covered
Commercial	$83,469	$57,416	$140,885	$14,195	$111,147	$125,342
Commercial real estate	477,427	11,081	488,508	187,344	236,772	424,116
Agriculture	44,738	14,939	59,677	11,206	90,373	101,579
Residential real estate	19,584	2,371	21,955	106,710	412,322	519,032
Consumer	4	—	4	26,359	30,342	56,701

Total	$625,222	$85,807	$711,029	$345,814	$880,956	$1,226,770

	June 30, 2012
	Total covered loans			Total non-covered loans
	310-30	Non-310-30	Total covered	310-30	Non-310-30	Total non- covered
Commercial	$100,037	$68,386	168,423	$17,675	$97,666	115,341
Commercial real estate	504,929	8,905	513,834	201,742	250,340	452,082
Agriculture	46,567	16,759	63,326	12,572	71,145	83,717
Residential real estate	20,046	2,049	22,095	123,386	380,058	503,444
Consumer	5	—	5	33,473	28,334	61,807

Total	$671,584	$96,099	$767,683	$388,848	$827,543	$1,216,391

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

	Three months ended September 30, 2012			Three months ended June 30, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(Dollars in thousands)			(Dollars in thousands)
Interest earning assets:
310-30 loans	$990,661	$24,008	9.64%	$1,108,322	$25,694	9.32%
Non 310-30 loans	968,652	16,097	6.61%	927,688	16,900	7.33%
Investment securities available-for-sale	1,747,254	9,302	2.12%	1,759,623	10,124	2.31%
Investment securities held-to-maturity	683,700	5,888	3.43%	738,196	6,330	3.45%
Other securities	33,067	377	4.54%	31,943	384	4.84%
Interest-bearing deposits	595,383	370	0.25%	650,759	413	0.26%

Total interest earning assets	$5,018,717	$56,042	4.44%	$5,216,531	$59,845	4.61%

Cash and due from banks	66,467			70,805
Other assets	585,735			623,648
Allowance for loan losses	(15,817)			(11,375)

Total assets	$5,655,102			$5,899,609

Interest bearing liabilities:
Savings deposits and interest bearing checking	$1,696,972	$1,341	0.31%	$1,705,916	$1,364	0.32%
Time Deposits	2,063,622	5,178	1.00%	2,298,782	6,536	1.14%
Securities sold under agreements to repurchase	53,073	27	0.20%	62,124	32	0.21%

Total interest bearing liabilities	$3,813,667	$6,546	0.68%	$4,066,822	$7,932	0.78%

Non-interest bearing demand deposits	636,277			622,936
Other liabilities	107,415			115,032

Total liabilities	4,557,359			4,804,790

Stockholders’ equity	1,097,743			1,094,819

Total liabilities and stockholders’ equity	$5,655,102			$5,899,609

Net interest income		$49,496			$51,913

Interest rate spread			3.76%			3.83%
Net interest earning assets	$1,205,050			$1,149,709

Net interest margin			3.92%			4.00%
Ratio of average interest earning assets to average interest bearing liabilities	131.60%			128.27%

(1)	Originated loans are net of deferred loan fees, less costs.
(2)	Loan fees, less costs on originated loans, are included in interest income.

NATIONAL BANK HOLDINGS CORPORATION

Allowance For Loan Losses Analysis:

	As of and for the three months ended:
	September 30, 2012			June 30, 2012
	310-30	Non-310-30	Total	310-30	Non-310-30	Total
Beginning allowance for loan losses	$7,259	$10,035	$17,294	$3,327	$9,081	$12,408
Net chargeoffs	(3,812)	(1,249)	(5,061)	(6,524)	(816)	(7,340)
Provision	3,663	1,600	5,263	10,456	1,770	12,226
Ending allowance for loan losses	$7,110	$10,386	$17,496	$7,259	$10,035	$17,294
Annualized net charge-offs to average loans, respectively	1.53%	0.51%	1.03%	2.37%	0.35%	1.45%
% of net charge-offs covered, respectively	69.02%	21.10%	57.19%	97.23%	0.00%	86.42%
Ratio of allowance for loan losses to total loans outstanding at period end, respectively	0.72%	1.07%	0.89%	0.65%	1.08%	0.85%
Ratio of non-performing loans to loans		3.89%	1.94%		5.40%	2.51%
Ratio of allowance for loan losses to non-performing loans		27.62%	46.52%		20.13%	34.69%
Ratio of allowance for loan losses to non-covered loans outstanding at period end, respectively	2.06%	1.18%	1.43%	1.87%	1.21%	1.42%
Ratio of allowance for loan losses to non-performing, non- covered loans		34.52%	58.14%		23.85%	41.10%
Total loans	$990,661	$968,652	$1,959,313	$1,108,322	$927,688	$2,036,010
Non-covered loans	$345,814	$880,956	$1,226,770	$388,848	$827,543	$1,216,391
Total non-performing loans	$—	$37,606	$37,606	$—	$49,846	$49,846
Non-performing, non-covered loans	$—	$30,092	$30,092	$—	$42,077	$42,077

Past Due Loans:

	September 30, 2012			June 30, 2012
	310-30	Non-310-30	Total	310-30	Non-310-30	Total
Non-accrual loans	$—	$21,976	$21,976	$—	$19,959	$19,959
Loans 30-89 days past due and still accruing interest	47,772	14,018	61,790	48,860	10,926	59,786
Loans 90 days past due and still accruing interest	143,953	50	144,003	149,986	345	150,331

Total past due and non-accrual loans	$191,725	$36,044	$227,769	$198,846	$31,230	$230,076

Total past due and non-accrual loans to total loans, respectively	19.74%	3.73%	11.75%	41.00%	3.38%	11.60%
% of total past due and non-accrual loans that carry fair value marks	100.00%	55.32%	92.93%	100.00%	49.71%	93.17%
% of total past due and non-accrual loans that are covered by FDIC loss sharing agreement	56.21%	5.24%	61.45%	52.14%	4.62%	56.77%

Asset Quality Data (Covered/Non-covered):

	September 30, 2012			June 30, 2012
	Non-covered	Covered	Total	Non-covered	Covered	Total
Total non-accrual loans	$16,597	$5,379	$21,976	$15,891	$4,068	$19,959
Total accruing loans 90 days past due and still accruing interest	50	—	50	345	—	345
Accruing restructured loans (1)	13,445	2,135	15,580	25,841	3,701	29,542

Total non-performing loans	30,092	7,514	37,606	42,077	7,769	49,846
OREO	48,008	81,337	129,345	60,219	77,493	137,712
Other repossessed assets	801	530	1,331	821	514	1,335

Total non-performing assets	$78,901	$89,381	$168,282	$103,117	$85,776	$188,893

Allowance for loan losses			$17,496			$17,294
Total non-performing loans to loans, respectively	1.55%	0.39%	1.94%	2.12%	0.39%	2.51%
Total non-performing assets to total assets			3.05%			3.26%

(1)	Includes restructured loans less than 90 days past due and still accruing.

Changes in Accretable Yield

	For the three months ended			For the nine months ended		Life-to-date
	Sept 30, 2012	June 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012
Accretable yield at beginning of period	$158,082	$166,468	$75,635	$186,494	$74,329	$—
Additions through acquisitions	—	—	33,696	—	33,696	214,994
Reclassification from non-accretable difference to accretable yield	17,491	18,830	—	46,974	25,098	92,845
Reclassification to non-accretable difference from accretable yield	(2,697)	(1,521)	—	(8,348)	(314)	(8,757)
Accretion	(24,008)	(25,695)	(16,215)	(76,252)	(39,693)	(141,557)

Accretable yield at end of period	$148,868	$158,082	$93,116	$148,868	$93,116	$148,868

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

Key Ratios (1)	For the three months ended September 30, 2012	For the three months ended June 30, 2012	For the three months ended September 30, 2011	For the nine months ended September 30, 2012	For the nine months ended September 30, 2011
Return on average assets	-0.56%	0.18%	2.49%	-0.08%	1.08%
Return on average tangible assets	-0.51%	0.25%	2.58%	-0.03%	1.15%
Adjusted return on average assets (2) (3)	0.28%	0.28%	0.30%	0.26%	0.42%
Adjusted return on average tangible assets (2) (3)	0.34%	0.34%	0.37%	0.32%	0.48%
Return on average equity	-2.86%	0.99%	12.28%	-0.43%	5.12%
Return on average tangible common equity	-2.79%	1.42%	13.52%	-0.15%	5.81%
Adjusted return on average equity (2) (3)	1.45%	1.48%	1.49%	1.40%	1.98%
Adjusted return on average tangible equity (2) (3)	1.91%	1.96%	1.88%	1.86%	2.40%
Return on risk weighted assets	-1.65%	0.55%	8.35%	-0.25%	3.29%
Pre-tax, pre-provision net revenue to risk weighted assets (2)	-0.50%	3.37%	14.39%	1.74%	6.65%
Adjusted pre-tax, pre-provision net revenue to risk weighted assets (2) (3)	2.48%	3.81%	2.17%	3.08%	3.28%
Interest-earning assets to interest-bearing liabilities (end of period) (4)	133.44%	130.30%	132.45%	133.44%	132.45%
Loans to deposits ratio (end of period)	45.26%	43.80%	38.71%	45.26%	38.71%
Non-interest bearing deposits to total deposits (end of period)	15.15%	14.00%	11.16%	15.15%	11.16%
Yield on earning assets (4)	4.44%	4.61%	4.15%	4.56%	4.16%
Cost of interest bearing liabilities (4)	0.68%	0.78%	1.04%	0.79%	1.21%
Interest rate spread (5)	3.76%	3.83%	3.11%	3.77%	2.95%
Net interest margin (6)	3.92%	4.00%	3.35%	3.95%	3.22%
Non-interest expense to average assets	4.22%	3.09%	3.45%	3.58%	3.00%
Adjusted non-interest expense to average assets (2) (3)	3.22%	2.94%	2.69%	3.13%	2.46%
Efficiency ratio (7)	101.82%	70.96%	43.44%	84.25%	56.28%
Adjusted efficiency ratio (2) (3)	77.09%	67.45%	78.18%	73.72%	67.34%

Asset Quality Data (8) (9) (10)
Non-performing loans to total loans	1.94%	2.51%	2.49%	1.94%	2.49%
Covered non-performing loans to total non-performing loans	19.98%	15.59%	35.89%	19.98%	35.89%
Non-performing assets to total assets	3.05%	3.26%	2.53%	3.05%	2.53%
Covered non-performing assets to total non-performing assets	53.11%	45.41%	52.88%	53.11%	52.88%
Allowance for loan losses to total loans	0.90%	0.87%	0.48%	0.90%	0.48%
Allowance for loan losses to total non-covered loans	1.43%	1.42%	0.73%	1.43%	0.73%
Allowance for loan losses to non-performing loans	46.52%	34.69%	19.40%	46.52%	19.40%
Net charge-offs to average loans	1.03%	1.45%	0.24%	1.25%	0.77%

(1)	Ratio is annualized.
(2)	Ratio represents non-GAAP financial measure.
(3)	“Adjusted” calculations exclude bargain purchase gains, initial public offering related expenses, stock based compensation expense (related to the initial public offering and those not related to the initial public offering), acquisition costs, and loss (gain) on sale of investment securities.
(4)	Interest earning assets include assets that earn interest/accretion or dividends, except for the FDIC indemnification asset that earns accretion but is not part of interest earning assets. Any market value adjustments on investment securities are excluded from interest-earning assets. Interest bearing liabilities include liabilities that much be paid interest.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average costs of interest bearing liabilities.
(6)	Net interest margin represents net interest income, including accretion income, as a percentage of average interest-earning assets.
(7)	The efficiency ratio represents non-interest expense, less intangible asset amortization, as a percentage of net interest income plus non-interest income.
(8)	Non-performing loans consists of non-accruing loans, loans 90 days or more past due and still accruing interest and restructured loans, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may therefore not be comparable to similar ratios of our peers.
(9)	Non-performing assets include non-performing loans, OREO and other repossessed assets.
(10)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

Non-GAAP Financial Measures

	September 30, 2012	June 30, 2012	September 30, 2011	December 31, 2011
Total stockholders’ equity	$1,095,835	$1,096,741	$1,094,558	$1,088,729
Less: goodwill	(59,630)	(59,630)	(52,442)	(59,630)
Less: intangibles	(28,901)	(30,255)	(29,385)	(32,923)

Tangible common equity	$1,007,304	$1,006,856	$1,012,731	$996,176

Total assets	$5,522,826	$5,789,075	$5,354,853	$6,352,026
Less: goodwill	(59,630)	(59,630)	(52,442)	(59,630)
Less: intangibles	(28,901)	(30,255)	(29,385)	(32,923)

Tangible assets	$5,434,295	$5,699,190	$5,273,026	$6,259,473

Total stockholders’ equity to total assets	19.84%	18.95%	20.44%	17.14%
Less: impact of goodwill	-0.88%	-0.85%	-0.79%	-0.79%
Less: impact of intangibles	-0.42%	-0.43%	-0.44%	-0.44%

Tangible common equity to tangible assets	18.54%	17.67%	19.21%	15.91%

For the three months ended September 30, 2012
Net loss	$(7,891)
Add: impact of initial public offering related expenses	7,566
Add: impact of initial public offering related stock-based compensation, after tax	3,267

Total impact of initial public offering related expenses	10,833

Net income adjusted for initial public offering related items	$2,942

Loss per share—diluted	$(0.15)
Add: impact of initial public offering related expenses	0.15
Add: impact of initial public offering related stock-based compensation, after tax	0.06

Adjusted income per share—diluted	$0.06

NATIONAL BANK HOLDINGS CORPORATION

Non-GAAP Financial Measures

	For the three months ended September 30, 2012	For the three months ended June 30, 2012	For the three months ended September 30, 2011	For the nine months ended September 30, 2012	For the nine months ended September 30, 2011
Net income (loss)	$(7,891)	$2,702	$33,752	$(3,546)	$39,510
Less: bargain purchase gain, after tax	—	—	(36,589)	—	(36,589)
Add: impact of initial public offering related expenses	7,566	87	600	7,974	600
Add: impact of non initial public offering related stock-based compensation, after tax	1,068	1,261	3,536	3,699	8,749
Add: impact of initial public offering related stock-based compensation, after tax	3,267	—	—	3,267	—
Add: impact of acquisition costs, after tax	—	9	2,309	537	2,595
Less: Gain (loss) on sale of investment securities, after tax	—	—	492	(416)	375

Adjusted net revenue, after tax	$4,010	$4,059	$4,100	$11,515	$15,240

Net income (loss)	$(7,891)	$2,702	$33,752	$(3,546)	$39,510
Add: impact of income taxes	230	1,733	20,648	3,039	23,868
Add: impact of provision	5,263	12,226	3,760	25,325	16,446

Pre-tax, pre-provision net income	(2,398)	16,661	58,160	24,818	79,824
Less: bargain purchase gain	—	—	(60,520)	—	(60,520)
Add: impact of initial public offering related expenses	7,566	87	600	7,974	600
Add: impact of non initial public offering related stock-based compensation	1,730	2,076	5,848	5,988	14,471
Add: impact of initial public offering related stock-based compensation	4,934	—	—	4,934	—
Add: impact of acquisition costs	—	15	3,819	870	4,293
Less: gain (loss) on sale of investment securities	—	—	813	(674)	621

Adjusted pre-tax, pre-provision net revenue	$11,832	$18,839	$8,720	$43,910	$39,289

Non-interest expense	$59,957	$45,301	$46,659	$158,231	$109,807
Less: impact of initial public offering related expenses	(7,566)	(87)	(600)	(7,974)	(600)
Less: impact of non initial public offering related stock-based compensation	(1,730)	(2,076)	(5,848)	(5,989)	(14,471)
Less: impact of initial public offering related stock-based compensation	(4,934)	—	—	(4,934)	—
Less: impact of acquisition costs	—	(15)	(3,819)	(870)	(4,293)

Adjusted non-interest expense	$45,727	$43,123	$36,392	$138,464	$90,443

NATIONAL BANK HOLDINGS CORPORATION

Non-GAAP Financial Measures

	For the three months ended September 30, 2012	For the three months ended June 30, 2012	For the three months ended September 30, 2011	For the nine months ended September 30, 2012	For the nine months ended September 30, 2011
Return on average assets	-0.56%	0.18%	2.49%	-0.08%	1.08%
Less: bargain purchase gain, after tax	0.00%	0.00%	-2.70%	0.00%	-1.00%
Add: impact of initial public offering related expenses, after tax	0.53%	0.01%	0.04%	0.18%	0.02%
Add: impact of non initial public offering related stock-based compensation, after tax	0.08%	0.09%	0.26%	0.08%	0.24%
Add: impact of initial public offering related stock-based compensation, after tax	0.23%	0.00%	0.00%	0.07%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.17%	0.01%	0.07%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.04%	-0.01%	0.01%

Adjusted return on average assets	0.28%	0.28%	0.30%	0.26%	0.42%

Return on average tangible assets	-0.51%	0.25%	2.58%	-0.03%	1.15%
Less: bargain purchase gain, after tax	0.00%	0.00%	-2.74%	0.00%	-1.02%
Add: impact of initial public offering related expenses, after tax	0.54%	0.01%	0.04%	0.18%	0.02%
Add: impact of non initial public offering related stock-based compensation, after tax	0.08%	0.09%	0.27%	0.08%	0.24%
Add: impact of initial public offering related stock-based compensation, after tax	0.23%	0.00%	0.00%	0.07%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.17%	0.01%	0.07%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.04%	-0.01%	0.01%

Adjusted return on average tangible assets	0.34%	0.34%	0.37%	0.32%	0.48%

Return on average equity	-2.86%	0.99%	12.28%	-0.43%	5.12%
Less: bargain purchase gain, after tax	0.00%	0.00%	-13.32%	0.00%	-4.74%
Add: impact of initial public offering related expenses, after tax	2.74%	0.03%	0.22%	0.97%	0.08%
Add: impact of non initial public offering related stock-based compensation, after tax	0.39%	0.46%	1.29%	0.45%	1.13%
Add: impact of initial public offering related stock-based compensation, after tax	1.18%	0.00%	0.00%	0.40%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.84%	0.07%	0.34%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.18%	-0.05%	0.05%

Adjusted return on average equity	1.45%	1.48%	1.49%	1.40%	1.98%

Return on average tangible equity	-2.79%	1.42%	13.52%	-0.15%	5.81%
Less: bargain purchase gain, after tax	0.00%	0.00%	-14.37%	0.00%	-5.14%
Add: impact of initial public offering related expenses, after tax	2.98%	0.04%	0.24%	1.06%	0.08%
Add: impact of non initial public offering related stock-based compensation, after tax	0.42%	0.51%	1.39%	0.49%	1.23%
Add: impact of initial public offering related stock-based compensation, after tax	1.29%	0.00%	0.00%	0.43%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.91%	0.07%	0.36%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.19%	-0.06%	0.05%

Adjusted return on average tangible equity	1.91%	1.96%	1.88%	1.86%	2.40%

Net income to risk weighted assets	-1.65%	0.55%	8.35%	-0.25%	3.29%
Add: impact of income taxes	0.05%	0.35%	5.11%	0.21%	1.99%
Add: impact of provision	1.10%	2.47%	0.93%	1.78%	1.37%

Pre-tax, pre-provision net revenue to risk weighted assets	-0.50%	3.37%	14.39%	1.74%	6.65%
Less: bargain purchase gain	0.00%	0.00%	-14.96%	0.00%	-5.04%
Add: impact of initial public offering related expenses	1.58%	0.02%	0.15%	0.56%	0.05%
Add: impact of non initial public offering related stock-based compensation	0.36%	0.42%	1.45%	0.42%	1.21%
Add: impact of initial public offering related stock-based compensation	1.03%	0.00%	0.00%	0.35%	0.00%
Add: impact of acquisition costs	0.00%	0.00%	0.94%	0.06%	0.36%
Less: gain (loss) on sale of investment securities	0.00%	0.00%	0.20%	-0.05%	0.05%

Adjusted pre-tax, pre-provision net revenue to risk weighted assets	2.48%	3.81%	2.17%	3.08%	3.28%

Non-interest expense to average assets	4.22%	3.09%	3.45%	3.58%	3.00%
Add: impact of initial public offering related expenses	-0.53%	-0.01%	-0.04%	-0.18%	-0.02%
Add: impact of non initial public offering related stock-based compensation	-0.12%	-0.14%	-0.44%	-0.14%	-0.40%
Add: impact of initial public offering related stock-based compensation	-0.35%	0.00%	0.00%	-0.11%	0.00%
Less: impact of acquisition costs	0.00%	0.00%	-0.28%	-0.02%	-0.12%

Adjusted non-interest expense to average assets	3.22%	2.94%	2.69%	3.13%	2.46%

Efficiency ratio	101.82%	70.96%	43.44%	84.25%	56.28%
Less: bargain purchase gain	0.00%	0.00%	57.83%	0.00%	26.16%
Add: impact of initial public offering related expenses	-13.14%	-0.14%	-1.33%	-4.37%	-0.46%
Add: impact of non initial public offering related stock-based compensation	-3.00%	-3.35%	-12.96%	-3.28%	-11.15%
Add: impact of initial public offering related stock-based compensation	-8.57%	0.00%	0.00%	-2.71%	0.00%
Add: impact of acquisition costs	0.00%	-0.02%	-8.47%	-0.48%	-3.31%
Less: gain (loss) on sale of investment securities	0.00%	0.00%	-0.33%	0.31%	-0.18%

Adjusted efficiency ratio	77.09%	67.45%	78.18%	73.72%	67.34%